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                                                                    EXHIBIT 99.1


                                  [BELK LOGO]
                                    belk.com

NEWS RELEASE - Contact:  Belk, Inc. -- Steve Pernotto, 704-426-1890

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              BELK, INC. REPORTS 67 PERCENT INCREASE IN NET INCOME
                  FOR SECOND QUARTER; SALES INCREASE 9 PERCENT


CHARLOTTE, N.C., August 25, 2004 -- Belk, Inc. today announced operating results for the second quarter and first six months ended July 31, 2004:

NET INCOME

Net income for the 13-week period increased $6.0 million, or 67.4 percent, over the same prior-year period to $14.9 million. The increase was primarily the result of improvements in sales, operating margin and expense control during the period. Net income excluding non-comparable items increased $6.6 million to $15.0 million. A detailed reconciliation of net income to net income excluding non-comparable items is provided at the end of this release.

Net income for the first six months increased $15.6 million, or 67.8 percent, to $38.6 million, compared to the same prior-year period. Net income excluding non-comparable items increased $16.5 million to $39.0 million.

SALES

Total second quarter sales increased $44.3 million, or 9.0 percent, to $536.4 million from $492.1 million for the same prior-year period. The sales increase resulted primarily from a 4.9 percent increase in comparable store sales plus $21.8 million in additional sales for the period generated from new stores. Top performing merchandise areas for the period included home store, accessories, women's sportswear and men's sportswear. The company also had strong sales of private label merchandise across all categories.

Total sales for the first six months ended July 31, 2004 increased $91.7 million, or 9.2 percent, to $1,086.5 million, compared to the same prior-year period. The sales increase resulted primarily from a 5.3 percent increase in comparable store sales and additional sales from new stores of $44.4 million for the 26-week period.

THOMAS M. "TIM" BELK, JR., chairman and chief executive officer of Belk, Inc., said, "Effective execution of spring merchandising initiatives enabled Belk to take advantage of the upswing in consumer demand and realize outstanding comp store sales gains and gross margin results for the period. Expense management also contributed to our positive results. We're pleased with the performance that was made possible by the exemplary efforts of our management and associate team."

STORE OPENING, EXPANSION AND REMODELING PLANS

Belk will open a total of 14 new stores and complete two store expansions and five major store renovation projects during fiscal 2005. The total combined size of the new stores will be approximately 964,000 square feet.

New stores opened and store expansions and renovations completed during the second quarter:

Store expansion and renovation:

-      Cullman, Ala.



                                     -More-

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New stores opened and store expansions and renovations completed during the first quarter:

Store openings:

-        Waco, Kerrville and Sherman, Texas

-        Covington, La.

Store replacements:

-        Beaufort and Myrtle Beach, S.C.

-        Lenoir, N.C.

Store expansion and renovation:

-        Corinth, Miss.

New store openings and store expansion and renovation projects planned for the balance of fiscal 2005:

Store openings:

-      Sevierville, Tenn.

-      McKinney, Texas

-      Marietta, Ga.

-      Viera and Clermont, Fla.

-      Auburn, Ala.

Store replacements:

-      Cumming, Ga.

Store expansions and renovations:

-      North Charleston and Sumter, S.C.

-      Savannah and Athens, Ga.

-      Winchester, Va.

ABOUT BELK, INC.

Charlotte, N.C.-based Belk, Inc. is the nation's largest privately owned department store company with 225 stores in 14 Southeastern states. Founder William Henry Belk opened the company's first store in Monroe, N.C., in 1888.

NOTES:

- To provide clarity in measuring Belk's financial performance, Belk supplements the reporting of its consolidated financial information under generally accepted accounting principles (GAAP) with the non-GAAP financial measure of "net income excluding non-comparable items". Belk believes that "net income excluding non-comparable items" is a financial measure that emphasizes the company's core ongoing operations and enables investors to focus on period-over-period operating performance. It is among the primary indicators Belk uses in planning and operating the business and forecasting future periods, and Belk believes this measure is an important indicator of recurring operations because it excludes items that may not be indicative of or are unrelated to core operating results. Belk also excludes such items in connection with evaluating company performance in connection with its incentive compensation plans. In addition, this measure provides a better baseline for modeling future earnings expectations and makes it easier to compare Belk's results with other companies that operate in the same industry. Net income is the most directly comparable GAAP measure. The non-GAAP measure of "net income excluding non-comparable items" should not be considered in isolation or as a substitute for GAAP net income.

- Certain statements made in this news release are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the Company's future performance, as well as our expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. You can identify these forward-looking statements through our use of words such as "may," "will," "intend," "project," "expect," "anticipate," "believe," "estimate," "continue," or other similar words. Certain risks and uncertainties that may cause our actual results to differ significantly from the results we discuss

                                     -More-
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         in our forward-looking statements include, but are not limited to: our ability to execute our growth and expansion plans; changes in interest rates; changes in buying, charging and payment behavior among our customers; changes in the competitive environment of the department store and broader retail industry; the effectiveness of our merchandising and sales promotion strategies; seasonal fluctuations in sales and net income; our ability to contain costs and fully realize synergies from our distribution consolidations; and changes in accounting standards or legal or regulatory matters. For additional information on these and other risk factors, see the section captioned "This Report Contains Forward-Looking Statements" in our Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and our other filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable. However, you should not place undue reliance on such statements. We undertake no obligation to publicly update or revise any forward-looking statement, even if future events or new information may impact the validity of such statements.

                                      # # #


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                                                                               4

                          BELK, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                        Three Months Ended               Six Months Ended
                                                                    -------------------------       --------------------------
                                                                     July 31,       August 2,        July 31,        August 2,
                                                                       2004            2003             2004            2003
                                                                    ---------       ---------       ----------       ---------
(millions)
Revenues                                                            $   536.4       $   492.1       $  1,086.5       $   994.8
Cost of goods sold (including occupancy and buying expenses)            360.0           333.7            723.2           672.0
Selling, general and administrative expenses                            144.2           135.2            284.5           268.0
Store closing costs                                                        --              --               .4              --
                                                                    ---------       ---------       ----------       ---------
Operating Income                                                         32.2            23.2             78.4            54.8
Interest expense, net                                                    (8.7)          (10.0)           (17.7)          (19.3)
Gain (loss) on property, equipment and investments                        (.1)             .8              (.3)             .9
Other income, net                                                          .1              .1               .3              .2
                                                                    ---------       ---------       ----------       ---------
Income before income taxes                                               23.5            14.1             60.7            36.6
Income taxes                                                              8.6             5.2             22.1            13.6
                                                                    ---------       ---------       ----------       ---------
Net Income                                                          $    14.9       $     8.9       $     38.6       $    23.0
                                                                    =========       =========       ==========       =========




                          BELK, INC. AND SUBSIDIARIES
                        RECONCILIATION OF NET INCOME AND
                   NET INCOME EXCLUDING NON-COMPARABLE ITEMS
                                  (UNAUDITED)


                                                                     Three Months Ended              Six Months Ended
                                                                  ------------------------       ------------------------
                                                                   July 31,      August 2,       July 31,      August 2,
                                                                     2004           2003            2004           2003
                                                                  ---------      ---------       ---------      ---------
(millions)
Net income                                                        $    14.9      $     8.9       $    38.6      $    23.0
(Gain) Loss on property, equipment and investments, net of
  income tax (expense) benefit                                          0.1           (0.5)            0.2           (0.5)

Store closing costs, net of income tax benefit                           --             --             0.2             --
                                                                  ---------      ---------       ---------      ---------
Net income excluding non-comparable items                         $    15.0      $     8.4       $    39.0      $    22.5
                                                                  =========      =========       =========      =========